                                                                    EXHIBIT 99.1



                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

Welcome to the Applied Materials special conference call. At this time, participants are in a listen-only mode. Later, we will conduct a question-and-answer session. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded Thursday, May 4, 2006 and will be available for replay starting at 1:00 PM Eastern standard time. I would now like to turn the conference over to Randy Bane, Managing Director of Investor Relations of Applied Materials.

RANDY BANE - Applied Materials - Managing Director IR

Thank you. Good morning and welcome to the special conference call on the planned acquisition of Applied Films. With me today in Santa Clara are Mike Splinter, President and CEO; Nancy Handel, Senior Vice President and Chief Financial Officer; Joe Sweeney, Senior Vice President, General Counsel and Corporate Secretary and joining us from Alzenau, Germany is Mark Pinto, Senior Vice President, Chief Technology Officer and General Manager of the new business and new product group, and Tom Edman, President and Chief Executive Officer of Applied Films.

A press release was distributed today, May 4, at 4 AM Pacific daylight time on Business Wire. For your convenience, a copy of the news release is available on our Company website at www.Applied Materials.com.

Before we start, I would like to advise that this call will contain forward-looking statements, including those relating to the expected benefit of Applied Materials' anticipated acquisition of Applied Films, the projected financial impact and the value to shareholders, both opportunities in both existing and emerging markets to serve the available markets and Applied Materials' operational efficiencies, product capabilities and technology leadership.

These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those contained in today's joint press release and Applied Materials' filings with the Securities and Exchange Commission, including our most recent Form 10-Q, Form 10-K and form 8-K.

Applied Materials assumes no obligation to update the information presented in this call. With that, I would like now to introduce Nancy Handel.

NANCY HANDEL - Applied Materials - SVP & CFO

Thank you, Randy. Good afternoon, everyone. As you have seen from our news release today, we have announced the definitive agreement to acquire Applied Films. I am excited about this planned acquisition because it is a major step forward in helping us to more fully realize our vision of applying our Nanomanufacturing Technology expertise into new markets and improving the way people live.

We have agreed to $28.50 per share in cash for each share of Applied Films' outstanding stock, which translates into an aggregate purchase price of $463 million. Including the $160 million in cash and marketable securities on Applied Films' balance sheet today, the net purchase price will be approximately $303 million.

We expect the deal to be mildly dilutive in the near term and to become accretive to our earnings by fiscal 2008. This planned acquisition is expected to close as soon as Applied Films receives the approval of its shareholders and we receive approval by regulatory authorities.

Now I would like to return the call over to Mike Splinter for more information on this important Company decision. Mike.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MIKE SPLINTER - Applied Materials - President & CEO

Thanks, Nancy. This announcement marks a very exciting event for our Company. Applied Films is a leading supplier of thin film deposition equipment, used in manufacturing flat panel displays, solar cells, flexible electronics and energy-efficient glass. They have a strong history of leading technology and global operational support built by a dedicated team of skilled employees and we are looking forward to welcoming them into the Applied Materials family.

This move is part of Applied Materials' growth strategy providing us with the opportunity to pursue new applications for our Nanomanufacturing Technology. This transaction is projected to add more than $1 billion to our served available market over the next several years.

The technologies and applications that Applied Films supplies are a great expansion to Applied Materials' capabilities. Both Applied Films and Applied Materials have a strong history of commercializing new and innovative technologies. Together, we expect to speed the development and availability of new products for growth opportunities in flat panel display color filters and clean energy.

These will be important areas as consumers and public policy increasingly focus on energy conservation and in adopting alternative, cost-effective sources of clean energy. The solar cell and clean energy equipment market is expected to rapidly grow worldwide at an annual compounded growth rate of 35% to 45% by 2010. This is a great opportunity and a natural extension of our Nanomanufacturing Technology.

The combined knowledge and capabilities of Applied Materials and Applied Films will enable us to bring a new level of expertise to solar cell manufacturing that can potentially increase efficiencies and lower production costs for photovoltaic applications. This cost-driven approach will in itself promote expansion of the market.

After the transaction closes, we expect that Applied Films will become part of Applied Materials' new business and new products group headed by Mark Pinto, our Chief Technology Officer. I look forward to Applied Films' employees joining the Applied Materials family and together creating new products and capabilities to serve our customers and grow our Company.

I will now turn the call over to Tom Edman for his comments and then we will take your comments at the end.

TOM EDMAN - Applied Films - President & CEO

Thank you, Mike. I am pleased to be here today to announce the definitive agreement to merge Applied Films with Applied Materials. Joining a global leader like Applied Materials is the right step forward for Applied Films. Our two companies share a focus on deposition equipment technology that will result in an even greater ability to deliver large area deposition equipment solutions for our customers.

We expect that Applied Materials' broad-based technology and product commercialization expertise and strong global customer foundation can strengthen the opportunities for Applied Films' products. We will be able to draw on the substantial expertise and resources of Applied Materials to drive new applications, innovations and efficiencies in costs, operations and complementary technologies.

In addition, our anticipated ability to streamline the supply chain should drive improved financial performance for our products over time, as well as for new products we develop.

Applied Films' products also will benefit by having access to Applied Materials' global sales and service infrastructure to reach and support new customers around the world. By becoming part of Applied Materials, we also gain access to its research connections, venture and other commercial partnerships and extensive IP portfolio to accelerate R&D efforts.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

Our employees too can share in the rewards of joining a multibillion dollar global company with the opportunities that that brings. This year marks Applied Films 30th anniversary as a company. We believe today's merger will allow us to continue to better serve our customers needs while bringing new opportunities for growth and success in coming decades. I would like to now turn the call back over to Randy Bane.

RANDY BANE - Applied Materials - Managing Director IR

Thank you, Tom. Operator, this concludes the commentary and we would like to begin the question-and-answer period if you could please provide the instructions.


QUESTIONS AND ANSWERS

OPERATOR

(OPERATOR INSTRUCTIONS). Gary Hsueh, CIBC World Markets.

GARY HSUEH - CIBC World Markets - Analyst

Thanks for taking my question. It looks like the deal is 1.5 times (indiscernible), maybe 1.2 times (indiscernible) sales, a win-win for both. Congratulations. A couple of questions here. Nancy, you talked about the acquisition being accretive in fiscal 2008. What kind of milestones are you tracking where you go from being mildly dilutive to accretive?

NANCY HANDEL - Applied Materials - SVP & CFO

I think these will all be things that will be worked out during the acquisition integration planning session, but we have certain objectives in terms of the combinations that we will get on R&D and efficiencies that we will gain from some of the SG&A functions perhaps and we also will be looking at the improvements that we will get in the supply chain coming through cost of goods sold and that will all be realized through the growth that the Company will realize through the combination. So we are doing some planning right now for how we will deliver that accretive value.

GARY HSUEH - CIBC World Markets - Analyst

Well, Nancy, hypothetically, is there any benefit when you look at Applied Films and their manufacturing move to [finance]?

NANCY HANDEL - Applied Materials - SVP & CFO

We certainly have value there also and we think that the combination will be powerful.

GARY HSUEH - CIBC World Markets - Analyst

And my last question is about the TRITON tool. Are there any specific Ts and Cs related to TRITON and its sign-off?

MIKE SPLINTER - Applied Materials - President & CEO

I think maybe Tom could comment on that, but as of right now, is an Applied Films product.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

TOM EDMAN - Applied Films - President & CEO

That's correct. And as you know, we are in a retrofit on the TRITON, the beta tool, and that process will go forward and our commitments to customers will go forward.

GARY HSUEH - CIBC World Markets - Analyst

Okay. But there are no specific terms or conditions related to that tool being signed off in the September time frame?

MIKE SPLINTER - Applied Materials - President & CEO

No.

GARY HSUEH - CIBC World Markets - Analyst

Okay. All right. Well, congrats and thanks.

OPERATOR

Patrick Ho, Stifel Nicolaus.

PATRICK HO - Stifel Nicolaus - Analyst

Thanks a lot and congratulations as well. In terms of the margin structure that you're looking at, I know you don't break down the AKT or specific businesses. What steps can you take on the Applied Films side of things to get it closer to the -- closer to the Applied Materials' corporate average?

MIKE SPLINTER - Applied Materials - President & CEO

Well, we expect that by really delivering value to the customers, we should be able, first and foremost, to give the kind of value that Applied Materials has gotten over its history. Of course, we will look at all aspects of cost and efficiency and work those out with Applied Films during the overall period here until the deal closes. But certainly we have global infrastructure and a great supply chain that is going to help -- that should certainly help drive margin improvement.

PATRICK HO - Stifel Nicolaus - Analyst

Thanks a lot. Second question, where is Applied Films going to fit in on the corporate structure? Is it going to be on the new businesses or does it fall under AKT?

MIKE SPLINTER - Applied Materials - President & CEO

Well, AKT is part of our new business and new products group and so the exact organizational structure, I'm not going to talk about it today, but it will fit under Mark Pinto's new business and new products group.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

OPERATOR

Satya Kumar, Credit Suisse.

SATYA KUMAR - Credit Suisse - Analyst

Thank you for taking my call and congratulations. Looking at a big picture, you guys have been talking about growing your business outside of the core and you are making this acquisition now entering clearly new end market verticals that aren't frankly being served by you guys. Should we read this as a shift in your strategy where you're going to start emphasizing that new business opportunities more and more in the future and if we think of you guys from that perspective, can you help us understand how big that new business group is today? What kind of growth targets you might have and how should we think about that?

MIKE SPLINTER - Applied Materials - President & CEO

Well, this is really one of the steps in the fulfillment of our strategy. Really this is enabling our new applications for our Nanomanufacturing Technology. We expect, in particular in the case of color filter and clean energy, to expand product lines. This is very complementary to things we already are doing internally and at a date we will set in the not to distant future, we will come back and talk about our complete and detailed strategy in that area.

SATYA KUMAR - Credit Suisse - Analyst

But Mike, is it possible for you to perhaps start -- this is feedback. It would be useful for us to get a breakup figure for what the growth opportunities are in this segment I guess. And moving onto the other one --.

MIKE SPLINTER - Applied Materials - President & CEO

Well, we said that we thought that this particular acquisition allows us to increase our SAM by about a little more than $1 billion, but that is focused on this particular acquisition.

SATYA KUMAR - Credit Suisse - Analyst

Actually, maybe it would be great for us to figure out a way how to track you guys through the progress that you are making as far as capturing portions of that $1 billion as well (indiscernible) stay there.

MIKE SPLINTER - Applied Materials - President & CEO

Well, sure and we will talk a little -- as I said, we'll talk a little bit more as we roll out our entire clean energy strategy.

SATYA KUMAR - Credit Suisse - Analyst

Absolutely. If I can have a quick follow-up. When I look at the product structure that AFCO has, I believe you guys have (indiscernible) previously and (indiscernible) working on a PVD product on the flat panel space. So can you talk a little bit about the synergies there? And also you mentioned that solar cell is a growth opportunity and there's a 37%, 47% CAGR for the equipment portion. Can you give us a base for where it is at today in terms of market size? Again, can you give us some ideas as to what marketshare AFCO has in the solar market and how this is going to help you guys? Thanks.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MIKE SPLINTER - Applied Materials - President & CEO

Okay. Well, first of all, we really view the products as complementary, so anything that we either have in development or are planning at the current time. So this is really expanding our capability. So we are not talking about any unannounced Applied Materials' products today. This is really about this acquisition and bringing the two companies' capabilities together.

As far as Applied Films' particular share at the current time, I guess I would ask Tom to comment on that, but I think it is one of those things of really getting on fast-moving growth area and at this point, I think it is really a little difficult to figure out how big this market is going to be and the reason is it really depends how fast we're able to drive the cost per watt down.

If we are successful in being able to do what Applied Materials has done in the past of increased productivity, drive costs down, there is really no limit to the growth of this market. And so this really depends on our success and our ability to introduce new products and capabilities to the market. So that is how we're going to bring value to the customers. So, Tom, do you want to comment about current share and size of the market?

TOM EDMAN - Applied Films - President & CEO

Sure. We have been focused to date on the wafer side of solar cell. There are really two routes to producing a solar cell and one is wafer-based. The other is what is called thin film solar. 94% plus of the market now is wafer-based. We have a PVD solution for depositing silicon nitride in that area. Originally, this was a market being addressed with [CVV] techniques and we have been replacing those with a PVD tool. So it is difficult to estimate marketshare except to say that we have, at this point, established a pretty strong foothold in that market and that we are building presence on the wafer side of the solar cell.

OPERATOR

Stephen Chin, UBS.

STEPHEN CHIN - UBS - Analyst

Thank you. Two quick questions. Now, I believe Applied Materials recently also announced plans to start manufacturing the flat panel products out in Asia and it sounds like Applied Films is also starting manufacturing in Asia. Should we expect these two new entities to likely combine their manufacturing operations and then I have a quick follow-up?

MIKE SPLINTER - Applied Materials - President & CEO

What Applied Materials does today really is emergent transit kind of assemble machines on the customer's floor. So we have a modest assembly facility in Korea, but most of our production is done on the customer's floor. We will see in the future how that applies to Applied Films' products, but it has been an effective approach for us to be cost effective and very quick to supply our customers' needs.

STEPHEN CHIN - UBS - Analyst

Okay. And just a separate question to that, Mike. Why do the acquisition today? Was it customers wanting more flat panel display products from Applied Materials or was it your Company's conviction that the solar market is really for real? What were some of the thinkings of doing the acquisition now? Thanks.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MIKE SPLINTER - Applied Materials - President & CEO

Well, the thinking is really a fulfillment of part of our strategy. We have long felt that expanding our product line in flat panels would be very good for us in that we have been focused really on the array for the history of Applied Materials in flat panels.

Moving onto the color filter is a great opportunity to expand our market and then we have commented about that we will invest in new markets and solar is a great one. And maybe I could have Mark Pinto, who has really been working the plan for our entry into the solar market, just make a few comments about how we intend to move there. Mark?

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

Thanks, Mike. Yes, just to follow on to that. We see both technology capability at an inflection point, as well as cost capability, as well as strong market demand at this stage and again, a good product match between our companies and we thought that now was the time to do it rather than us go off and develop separately our own complementary system.

So it is a time to market issue in a market that is really at an inflection point and also where some interesting technology opportunities have been really surfaced and has come where we can really drive that into the market. So just an inflection point and timing of really getting out in front of this opportunity.

OPERATOR

Jay Deahna, JPMorgan.

JAY DEAHNA - JPMorgan - Analyst

I was wondering on the overall strategy question, can you prioritize for us your primary focal point in terms of future growth between silicon equipment, service and new applications?

MIKE SPLINTER - Applied Materials - President & CEO

Well, most of our revenue -- the biggest part of our revenue will continue to come from silicon systems and the growth there. It is our core business and will continue to be our core business and so we have to stay very, very focused there. Services has been growing for some time. So these are established businesses that can grow themselves.

What we really -- as we think about new areas, this is really Mark's charter in our Company to really develop those new capabilities and new kind of capabilities. And as we can probably talk in a little more detail when we really roll out our overall clean energy strategy, but I think that that is the priority in the Company is going to continue to be the priority, but all of these create a great future for Applied Materials because we have the size and global leadership to be able to move on multiple fronts.

JAY DEAHNA - JPMorgan - Analyst

Just a quick follow-on if I could, Mike. Are you going to continue to be acquisitive in silicon equipment and services and does this instigate what is going to be a busier round of acquisitions in general for the Company over the next couple of years?


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

                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MIKE SPLINTER - Applied Materials - President & CEO

Acquisition is part of the -- one of the elements that we fulfill our strategy and so in every case where we want to move into a new market, we will look whether we should make it or buy it and that depends on the situation in the market and the timing in the market.

JAY DEAHNA - JPMorgan - Analyst

And then last question is if we assume that silicon equipment business can grow at a sustained rate of, let's say, 9% or 10% or so, given your strategies in silicon services, in particular in new applications, what do you think is a sustained long-term top-line growth rate for Applied Materials based on your strategy today?

MIKE SPLINTER - Applied Materials - President & CEO

I would like to -- rather answer that question on the 17th or 16th when we do our earnings call and talk about the Company as a whole. I am really not trying to put you off, but I think that's a little too close to a quiet period kind of question.

JAY DEAHNA - JPMorgan - Analyst

Okay. Thank you.

OPERATOR

Timothy Arcuri, Citigroup.

TIMOTHY ARCURI - Citigroup - Analyst

A couple of things. Number one, Mike, is this event the sort of event that would make you consider breaking out flat panel display and service from the overall Company in terms of the disclosure you get?

MIKE SPLINTER - Applied Materials - President & CEO

Tim, I am so shocked that you asked that question. I think we will have to look at it as we go through the analysis and integration period. Nancy, I don't know whether you would say anything in addition to that?

NANCY HANDEL - Applied Materials - SVP & CFO

No, we have always reported our business under one area, the Nanomanufacturing Technology area, and we have always done a recurring evaluation and certainly the acquisition of Applied Films will provide for us an opportunity to evaluate its impact on our reporting requirement. So we're going to take a look at those elements.

TIMOTHY ARCURI - Citigroup - Analyst

And then I guess as a follow-up -- Mike, what does this mean for the existing PVD effort that you have in your flat panel display group? Does this mean that that effort is going to be discontinued? What does it mean for that current effort?


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


                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MIKE SPLINTER - Applied Materials - President & CEO

Well, as we looked at Applied Films' product line versus our own, we felt they were very complementary and so that is a look top to bottom on the product line.

TIMOTHY ARCURI - Citigroup - Analyst

Okay. And then I guess last thing -- when I look through some of the documents for Applied Films, it looks like solar right now is maybe 5% to 10% of revenue, roughly $10 million to $20 million a year. Number one, is that correct? Number two, if the CAGR of that business is 35% to 45%, it is going to take a long time before that becomes a big meaningful percentage of Applied Materials' revenue. Is that the wrong way to think about that? Thanks.

MIKE SPLINTER - Applied Materials - President & CEO

Right. I'm going to let Tom answer the specific question about Applied Films, but you have to think about the market size and our ability to grow versus the market growth. We said the market would grow at 35 to 45. Our ability to go and introduce products there and accelerate is quite high. So Tom, where are you today in solar?

TOM EDMAN - Applied Films - President & CEO

Sure. I think as initial, I think the estimate is approximately correct. Remember two years ago, we were really at zero. So I absolutely agree with Mike's point. The issue in solar technology at this point is who can enable this technology from a cost performance standpoint and I think the combination of the two companies allows us to significantly improve our opportunity there. So I would say that looking at Applied Films alone and our 1 PVD tool in the wafers side of the business is probably not the correct way to look at it. I would look at a much broader market opportunity and look at both wafer and thin film technologies.

OPERATOR

Edward White, Lehman Brothers.

EDWARD WHITE - Lehman Brothers - Analyst

I would like to ask a little bit about the integration of AKT at Applied Films. AKT in the past has been really well-known for reduction of waste and tools that can do that. And Applied Films has been known for high throughput. Can you talk about how those two strategies can work together, some of the marketing and selling integration that you might see and also transition of the management team at Applied Films? Will they be coming over to Applied Materials?

MIKE SPLINTER - Applied Materials - President & CEO

Maybe I will start with your last question first and that is management team. We are clearly welcoming the management team into Applied Materials. They will have significant positions that continue to drive the capability forward and I think this is the first and foremost critical point. Applied Films has a highly skilled team. This is one of the key reasons they are developing great products, one of the key reasons why we are making the announcement today. Mark Pinto, maybe you can comment a little bit more about the product lines and the integration.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

Yes, I would just say two things. One, back to the comments earlier that the products in terms of the applications are completely complementary. So we will be starting from a point where we're additive each way from a market opportunity and then obviously we want to take advantage of the best technologies, whether it is handling technology, source technologies, supply chain and so forth as we can leverage then across both and get the best of both in as many of these areas as possible, deliver more value and drive to the margin performance that we have set for these things.

So I see it being a lot of complementary capability and a lot of opportunity to share and we are entering at a point where we just are additive in terms of our current served market.

OPERATOR

Suresh Balaraman, ThinkEquity.

MIKE SPLINTER - Applied Materials - President & CEO

Suresh? Operator?

))UNIDENTIFIED COMPANY REPRESENTATIVE

Suresh, take your phone off mute. We will take another question.

OPERATOR

Timm Schulze-Melander, Morgan Stanley.

TIMM SCHULZE-MELANDER - Morgan Stanley - Analyst

Two questions if I may. The first for Mike and Nancy, you are also I think taking on the AFCO stock options. If you include those, can you just let us know how that would affect the purchase price and then I have a follow-up?

NANCY HANDEL - Applied Materials - SVP & CFO

The stock option dilusion effect, we are in the process of evaluating that and we really won't have the details on that until it closes.

TIMM SCHULZE-MELANDER - Morgan Stanley - Analyst

You don't have a ballpark dollar number as to how it would increment the purchase price?

NANCY HANDEL - Applied Materials - SVP & CFO

The fully diluted is about -- it is in the 464. It is already in there.


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                                                                FINAL TRANSCRIPT

MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

TIMM SCHULZE-MELANDER - Morgan Stanley - Analyst

Okay. Got it. And then a follow-up to Tim Arcuri's question. Can you just give us a breakdown of the AFCO revenues just in the latest I guess in the trailing six months between solar, SPD and other? That would be great.

MIKE SPLINTER - Applied Materials - President & CEO

Tom Edman, you want to give the AFCO breakdown?

TOM EDMAN - Applied Films - President & CEO

Sure. What we reported today was the breakdown in bookings and maybe this will give you a flavor for the overall breakdown in revenue. It is relatively consistent. The display bookings accounted for approximately 57% of our bookings. Solar bookings accounted for approximately 12%. Glass coating equipment for 2%. That is lower than normal and then web coater bookings for 17% and when we say web coater that refers to roll coaters for flexible applications.

OPERATOR

Mark Fitzgerald, Banc of America.

MARK FITZGERALD - Banc of America - Analyst

This is probably directed to Mark. The big criticism on solar is that no one would be making these investments at this point without government grants. So can you give us some idea both on the wafer side and thin film, what has to happen to do get, in terms of kilowatts, here get competitive with traditional technologies?

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

Sure. So there are several issues, but it all comes back to cost per watt. I think if you look today and especially with the inflated cost of poly and the shortage in that area, there is maybe 100 million people worldwide that solar is a less expensive technology without subsidies than the alternative. If we can drive down that cost curve, there is a few million people out there that we can obviously serve. So that is the key. It's how do we get this thing on a cost curve that is accelerated.

Thin film obviously gives you the opportunity to circumvent the poly shortage and the high cost there also is a much more process efficient solution. We want to use techniques where we have capital deficiency working in our favor to drive again down the costs.

Right now, the issue is not the upfront CapEx for these kinds of things; it is how much does it cost to actually produce a watt. So we think this is a great opportunity and again I think now is the time because, as I think you are alluding to, a lot of this can't be done right now without subsidies, but what that means is there is a huge opportunity if you really can drop this cost and we think with the technologies we have together, we can make that happen.

A lot of this -- our confidence comes from process development work, but also just the economy of scale that you get with these big machines. You have seen it in the flat panel display, how we have been able to, as an industry, drive the cost per square meter down enormously as we have gone to Gen5, Gen6, Gen7, Gen8 now. That economy works again completely in our favor from the point of view of solar.


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MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

So that is where we want to go, get that kind of throughput, maintain our area costs and maintain a very good or even improve the efficiency through materials development. So again that is really what we're going after here and we think now is the right time, now is a good inflection point for us to get together and drive this.

MARK FITZGERALD - Banc of America - Analyst

Can I just follow on here? With the polysilicon shortage, does that really cap short term the ability to drive down cost at least on the wafer side?

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

It is a big component today for sure and it has made the thin film more attractive and I think both of us have the capability of going after that end as well. I do think the polysilicon will ebb and flow over time. I think it will recover, but then there will be more demand and so how that balance stays will be very, very interesting and very, very critical certainly to the crystalline silicon adoption.

OPERATOR

Stuart Muter, RBC Capital Markets.

STUART MUTER - RBC Capital Markets - Analyst

Thanks for taking my questions. First question for Mark is basically logistically how will you set up R&D for flat panel PVD? Will that be run out of Santa Clara or will you run that out of Colorado?

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

We are not going to run any R&D out of Colorado. We have two centers now in large area R&D. That would be Santa Clara and now Alzenau where I am today. We have not made decisions about how we are going to go forward. As we said, right now as we stand, we are completely complementary. So both companies have different source technologies and different wafer handling systems, but the products we are implementing them in today are still completely complementary. So that the issue will be where does our roadmap go? What element do we use from one place or another and drive more commonality? Those are things that we have made some model assessments, but we will work in the integration phase.

STUART MUTER - RBC Capital Markets - Analyst

Thanks. That's helpful. And a question for Michael or Nancy. In the prepared comments, you mentioned accretion by fiscal year 2008. I am just wondering why so long? Is it really because you see a large opportunity in solar cell and will be investing heavily in R&D or is there something else going on? Thanks.

NANCY HANDEL - Applied Materials - SVP & CFO

Well, the opportunity in the near term will be realized through some of the improvements that we can make in terms of the material costs and opportunities looking at the supply chains and some of those kind of near-term opportunities under the current product stack and then the ability to take the opportunities from the accelerated growth availability entering the solar market will begin to be realized in that time frame also.


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MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

So we have for the near term looking at the cost opportunities and then a little bit further out looking at taking advantage of the new market opportunities. So that combinations fits within that '08 framework.

STUART MUTER - RBC Capital Markets - Analyst

Thank you.

NANCY HANDEL - Applied Materials - SVP & CFO

Very modest impact in '07.

OPERATOR

Mike O'Brien, Bear Stearns.

MIKE O'BRIEN - Bear Stearns - Analyst

Most of my questions have been answered, but, Nancy, I just on mildly dilutive, can you give us anymore specificity right now? Then the second question, the $1 billion market opportunity over the next few years, I am assuming you have at least made some general estimates on how it breaks down between flat panel, solar architectural glass and whatever else you might want to throw in there. If you can give me some general percentages, that would be really helpful. Thanks.

NANCY HANDEL - Applied Materials - SVP & CFO

Well, the comment about the near term -- the mildly dilutive in '07, that is really in the very de minimis kind of range as [center] to kind of thing and it's really a fairly small number. So we will see how that shakes out after we get all of the closing accounting done. And then certainly the opportunities in the future, we will be working on integrating them into our model framework that we run as a Company and then we will talk more about that later.

MIKE SPLINTER - Applied Materials - President & CEO

On the market size, when we talk about clean energy, we are really putting the web and glass coating into that overall bucket if you will and a little more than $1 billion is roughly split evenly between the two when you look out a couple of years.

MIKE O'BRIEN - Bear Stearns - Analyst

So between flat panel and --.

MIKE SPLINTER - Applied Materials - President & CEO

Yes. Between color filter and clean energy.

OPERATOR

Ben Pang, Prudential.


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MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

BEN PANG - Prudential - Analyst

Thanks for taking my call. A couple of quick questions. On the flat panel side, what is the current marketshare for the Applied Films' PVD tool?

MIKE SPLINTER - Applied Materials - President & CEO

Tom?

TOM EDMAN - Applied Films - President & CEO

Sure. We are in the large area Gen6 and above class. We are above 80% in terms of marketshare for our color filter tools.

BEN PANG - Prudential - Analyst

Okay. And in terms of -- this is a question for Mark Pinto -- you were mentioning the inflection point occurring right now in the solar energy field. Where are we at at this inflection point and how rapidly will this occur to start I guess the growth on the thin film side of the solar cell? Is that the right story that you guys are -- or am I deriving towards the right picture that you guys are trying to draw here that the growth on the solar cell side is more in the thin film transition?

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

No, there is certainly I think an inflection point on the thin film for sure partly driven by the market opportunity that has opened up. There are several factors. One is the opportunity that has opened up because the crystalline silicon is hampered with substrate availability and cost. Secondly, there has been improvements over the years in thin film technology that can improve the efficiency of thin film cells.

And then third, I think there is a development of new applications for thin film. Things like built-in photovoltaic technology into architectural glass-type solutions. So there is a variety of things that sit there and yet the market will still have a huge component on the crystalline silicon side because it has its own advantages for rooftop applications.

So I think where you want to be is in both and that is what we are talking about here and I think it gives us an opportunity really to participate broadly in both of those areas.

BEN PANG - Prudential - Analyst

Is the inflection point you're talking about more cost related? That's what I'm trying to understand. You mentioned I think in response to an earlier question about the timing for doing this particular deal was because you guys see an inflection point in this industry. (multiple speakers)

MARK PINTO - Applied Materials - SVP, CTO & GM of New Business & New Product
Group

Yes, it is mostly cost driven. So you look at a couple of different things. One is that the cost of the crystalline silicon side has slowed the cost of improvement because of the raw material.


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MAY. 04. 2006 / 10:00AM, AMAT - APPLIED MATERIALS CONFERENCE CALL

On the other side, you see the large area processing leverage that we gained by all the investments in display technology along with improvements in the materials understanding and materials based structures of these solar cells. Those two things together drive down the cost per watt of the thin film substantially. So that is certainly part of it.

As I said, it also -- I think people are considering new applications, especially if you look at all the construction going on in Asia, pollution issues and obviously other costs of alternative forms of energy, all of those things wrapped up. It is just multiple inflection points I think coming together here.

RANDY BANE - Applied Materials - Managing Director IR

Operator, we have time for one more question and then I would like to turn it back over to Mike for his closing comments.

OPERATOR

Stephen O'Rourke, Deutsche Bank.

PETER KIM - Deutsche Bank - Analyst

This is Peter Kim for Stephen O'Rourke. Basically I wanted to get an idea about what attracted you to Applied Films? Is it primarily solar because you Applied Materials is committed to expand into solar production or is it a -- or are there any other factors that came into the picture?

MIKE SPLINTER - Applied Materials - President & CEO

Well, the key is being able to expand into new markets and complementary nature of when you look at Applied Films versus Applied Materials. So to just maybe even close on this point is that this acquisition is really enabling us to get into the color filter area, in the flat panel area and springboards us into solar energy and clean energy area that complements our capabilities being the global leader, our thin film capabilities, our system engineering capabilities. So the two companies coming together really feels like a natural to us.

We are looking forward to closing this deal as soon as possible and having the employees of Applied Films join the Applied Materials and looking towards a strong future of growth and new products and serving our customers well.

So with that, thank you very much for joining the call this morning and we will see you again certainly on the 16th of May.

RANDY BANE - Applied Materials - Managing Director IR

We would like to thank everyone for calling in to participate in this conference. If you do have follow-up questions, please call the Investor Relations Department at area code 408-986-2727. Thank you very much for participating today. Operator, that will conclude the call.

OPERATOR

Ladies and gentlemen, that concludes the conference for today. You may all disconnect and thank you for participating.


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